AMENDMENT NUMBER THREE
TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

    THIS AMENDMENT NUMBER THREE TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is dated as of June 8, 2026 with an effective date of June 1, 2026 (the “Effective Date”), between Sinclair Television Group, Inc., a Maryland corporation ("STG" or “Company”), and Rob Weisbord ("Employee") to that certain Amended and Restated Employment Agreement effective as of January 1, 2020, as previously amended by that certain Amendment Number One to Amended and Restated Employment Agreement effective as of January 1, 2023, and Amendment Number Two to Amended and Restated Employment Agreement effective as of January 1, 2025 (as amended, collectively, the “Agreement”).

WHEREAS, all capitalized terms shall have the same meaning as ascribed to them in the Agreement; and

WHEREAS, subject to the terms of the Agreement, it is the intent of the parties hereto to amend the Agreement in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“3.1 Compensation. Employee’s annual base salary shall be Nine Hundred Fifty Thousand Dollars ($950,000) effective June 1, 2026 through the end of the Employment Term (“Base Salary”). Company agrees that the foregoing Base Salary cannot be reduced. In addition, the Employee will be eligible to certain Incentive Compensation as further described in Section 3.2 of this Agreement.”

2.    The first sentence of Section 3.2 (a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Employee will be eligible for (i) annual cash bonus compensation during each year of the Employment Term in the amount of up to Nine Hundred Fifty Thousand Dollars ($950,000) which may be based on revenue, cash flow targets, and/or other bonus criteria as further detailed in a separate “Deal Sheet” to be provided to Employee in writing, and such goals and criteria shall subject to change each subsequent year, after consultation with SBG management, by SBG’s Compensation Committee (“Comp Committee”), in its absolute and complete discretion (the “Annual Bonus”), (ii) an annual exceeds cash bonus during each year of the Employment Term in the amount of up to Five Hundred Seventy Thousand Dollars ($570,000), as determined by the Comp Committee and which may be based on bonus criteria relating to time sales as described in a separate “Deal Sheet” (the “Exceeds Bonus”), and (iii) an additional executive performance bonus based on terms set forth by the Comp Committee for other similarly situated executives of up to

Seven Hundred Sixty Thousand Dollars ($760,000) for calendar year 2026, (“Executive Performance Bonus”, and, together with the Annual Bonus and Exceeds Bonus, collectively, the “Bonus”).”

3.This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one instrument that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. This Amendment may be executed and/or delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly executed and delivered and be valid and effective for all purposes. This Amendment shall be considered to have been executed by a person if there exists a photocopy, facsimile copy or electronic/PDF copy of an original hereof or of a counterpart hereof that has been signed by such person. Any photocopy, facsimile copy or electronic/PDF copy of this instrument or a counterpart hereof shall be admissible into evidence in any proceeding as though the same were an original.

4.Except as expressly provided herein, the Agreement shall not be amended or modified by this Amendment and each of the terms thereof shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first written above.

SINCLAIR TELEVISION GROUP, INC.
a Maryland corporation

By: /s/ Chris Ripley
Name:    Chris Ripley
Title:    President and Chief Executive Officer

EMPLOYEE:

/s/ Rob Weisbord
Rob Weisbord